UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

     FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 12, 2008

ANVIL FOREST PRODUCTS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53292
(State or other jurisdiction of incorporation)	(Commission File No.)

21-2-6-1 Jin Ha Hua Yuan Dong Yuan
Xi Gang Qu
Dalian, China 116000
(Address of principal executive offices and Zip Code)

86-130-798-888886
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
                      APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS
                      WITH CERTAIN OFFICERS

     On August 11, 2006, Walter Brenner was appointed to our board of directors. On August 27, 2008, Mr. Zhijiang Zhang was appointed to our board of directors. On August 27, 2008, Mr. Brenner resigned as an officer and director. On August 27, 2008, Zhijiang Zhang became our president, principal accounting officer, principal executive officer, principal financial officer, secretary, treasurer and sole member of our board of directors.

     Since 1998, Mr. Zhang has been an independent consultant and businessman working in the industries of logging, furniture manufacturing, textiles, real estate and technology. Mr. Zhang was then appointed our president, principal executive officer, secretary, treasurer, principal financial officer, and principal accounting officer.

     There was no acquisition or disposition of securities in connection with the foregoing change in the majority of directors and accordingly a disclosure document, as described in Rule 14f-1 of the Securities and Exchange Act of 1934, was not filed with the SEC, nor required to be filed as a matter of law.

ITEM 8.01  OTHER EVENTS

     On September 1, 2008, we closed our office at 3445 Manzano Creek, Las Vegas, Nevada 89121 and relocated our principal executive office to 21-2-6-1 Jin Ha Hua Yuan Dong Yuan, Xi Gang Qu, Dalian, China 116000 Our new telephone number is 86-130-798-888886.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 12th day of September 2008.

ANVIL FOREST PRODUCTS INC.

BY:	ZHIJIANG ZHANG
Zhijiang Zhang, President and Principal
Executive Officer